Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	November 11, 2014

Rowan Companies Appoints New Chief Financial Officer

HOUSTON, TEXAS -- Rowan Companies plc (“Rowan” or the “Company”) (NYSE: RDC) announced today the appointment of Stephen M. Butz as Executive Vice President, Chief Financial Officer and Treasurer, effective December 1, 2014.

Mr. Butz joins the Company from Hercules Offshore, Inc., where for the past nine years he has served in various corporate development, treasury and finance functions, most recently as Executive Vice President and Chief Financial Officer. Mr. Butz also has more than 10 years’ experience in commercial and investment banking.

Tom Burke, President and Chief Executive Officer, commented, “I am so pleased that Stephen will be joining Rowan. I believe his keen industry knowledge and vast experience will be instrumental as we complete our drillship newbuild program and consider our future capital allocation options. I am confident Stephen will quickly become a valued member of the Rowan team.”

Mr. Butz will take over from Kevin Bartol, whose resignation was previously announced and is effective as of November 30, 2014.

Rowan Companies plc is a global provider of contract drilling services in the ultra-deepwater and shallow water jack-up market with a fleet of 34 offshore drilling units, including four ultra-deepwater drillships, two of which are currently under construction, and 30 jack-up rigs, 19 of which are rated high-specification. The Company's fleet is located worldwide, including the United Kingdom and Norwegian sectors of the North Sea, the Middle East, the United States Gulf of Mexico, Southeast Asia, West and North Africa and Trinidad. All four of the Company’s ultra-deepwater drillships are now under long-term contracts. The Company’s Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol “RDC.” For more information on the Company, please visit www.rowancompanies.com.

2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056

Tel: (713) 621-7800

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation by our customers of drilling contracts, letter agreements or letters of intent or the exercise of early termination provisions, risks associated with fixed cost drilling operations, cost overruns or delays on shipyard repair, construction or transportation of drilling units, maintenance and repair costs, costs or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company’s operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism and hostilities in our areas of operations that may result in loss or seizure of assets, the outcome of disputes and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Contact:

Suzanne M. Spera

Director, Investor Relations

(713) 960-7517

sspera@rowancompanies.com

Page 2